Exhibit 99.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Carl Hull, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Amendment No. 2 to the Annual Report of Applied Imaging Corp. on Form 10-K for the year ended December 31, 2001 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such amended Annual Report fairly presents in all material respects the financial condition and results of operations of Applied Imaging Corp.

Date: September 20, 2002	By:	/s/ CARL HULL
Carl Hull President and Chief Executive Officer

I, Barry Hotchkies, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Amendment No. 2 to the Annual Report of Applied Imaging Corp. on Form 10-K for the year ended December 31, 2001 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such amended Annual Report fairly presents in all material respects the financial condition and results of operations of Applied Imaging Corp.

Date: September 20, 2002	By:	/s/ BARRY HOTCHKIES
Barry Hotchkies Vice President, Chief Financial Officer